Exhibit 31.2

California Micro Devices

Rule 13a-14(a)/15d-14(a) Certification of R. Gregory Miller, Principal Financial Officer

I, R. Gregory Miller, certify that:

1. I have reviewed this Amendment No. 2 on Form 10-K/A (this “Amendment”) to the Annual Report on Form 10-K for the fiscal year ended March 31, 2003, of California Micro Devices Corporation, a California corporation; and

2. Based on my knowledge, this Amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment;

Date: September 2, 2004

By:	/S/ R. GREGORY MILLER
R. Gregory Miller, Vice President Finance & Chief Financial Officer (Principal Financial & Accounting Officer)